UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2019

Sarepta Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-14895	93-0797222
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 First Street Suite 415 Cambridge, MA 02142
(Address of principal executive offices, including zip code)

Registrant’s Telephone Number, Including Area Code: (617) 274-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 per share	SRPT	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into Material Definitive Agreements.

On December 13, 2019, Sarepta Therapeutics, Inc. (the “Company”) entered into a loan agreement (the “Credit Agreement”) with BioPharma Credit PLC, a public limited liability company incorporated under the laws of England and Wales, as the collateral agent and a lender (“BioPharma”), and BioPharma Credit Investments V (Master) LP, a Cayman Islands exempted limited partnership, as a lender (together with BioPharma in its capacity as a lender, and each of their respective successors and assigns at any time party to the Credit Agreement, the “Lenders” and each a “Lender”) that provides for a senior secured term loan facility of up to $500.0 million to be funded in two tranches: (i) a Tranche A Loan in an aggregate principal amount of $250.0 million (the “Tranche A Loan”) to be funded on or about December 20, 2019 (the “Tranche A Funding Date”), subject to entering into a security agreement (the “Security Agreement”) and delivery of other customary deliverables; and (ii) a Tranche B Loan in an aggregate principal amount of up to $250.0 million (the “Tranche B Loan”, and together with the Tranche A Loan, the “Term Loans”), to be funded at the option of the Company, and at the Company’s option, in increments of $50.0 million and no later than December 31, 2020, and in any event upon no less than 75 days’ notice (unless the Lenders agree to a shorter notice period).

The Term Loans mature on the 48th-month anniversary of the Tranche A Funding Date (the “Maturity Date”). Borrowings under the Credit Agreement bear interest at a fixed rate equal to 8.50% per annum payable quarterly in arrears.  50.0% of the interest on the Tranche A Loan payable during the first twelve (12) months following the Tranche A Funding Date may be paid-in-kind at the election of the Company.  All unpaid principal (including accrued and capitalized paid-in-kind interest) with respect to the Term Loans is due and payable on the Maturity Date.

The Company will pay to each Lender a funding fee equal to 1.75% on the funded amount of the Term Loans, payable when each Term Loan is funded.  At the time of prepayment or repayment of any amount of the Term Loans, the Company will pay to each Lender a fee equal to 2.00% of the Term Loans held by such Lender being prepaid or repaid.    In addition, in the event a tranche is prepaid in whole or in part prior to the Maturity Date, it will be subject to a prepayment fee.  On or prior to the third anniversary of the applicable funding date, the prepayment fee is 2.00% of the principal amount prepaid, thereafter and prior to the Maturity Date, the prepayment fee is 1.00% of the principal amount prepaid.  In addition to the prepayment fees, in connection with a full or partial prepayment of a tranche prior to the second anniversary of the applicable funding, a “make-whole” amount will be payable equal to the foregone interest from the date of prepayment through the second anniversary.

All obligations under the Credit Agreement as of the Tranche A Funding Date will be secured, subject to certain exceptions, by security interests in (collectively, the “Collateral”): (1) U.S. intellectual property owned by, and rights to U.S. intellectual property licensed to, the Company relating to any pharmaceutical composition in which eteplirsen or golodirsen is indicated to be administered for use in the treatment of Duchenne muscular dystrophy (“DMD”) in patients who have a confirmed mutation of the DMD gene that is amenable to exon 51 or 53 skipping, respectively, or for any other use approved by the FDA (the “Products”), (2) 100% of the equity interests directly held by the Company in certain wholly owned domestic subsidiaries and 65% of the equity interests in certain other wholly owned domestic subsidiary, and (3) all of the Company’s personal property, including, without limitation, cash held in all deposit accounts of the Company.  Any non-U.S. intellectual property related to the Products and intellectual property unrelated in any way to the Products anywhere are not part of the Collateral.

The Credit Agreement contains negative covenants that, among other things and subject to certain exceptions, restrict the Company’s ability to:

•	sell or dispose of assets, including certain intellectual property;
•	amend, modify or waive certain material agreements or organizational documents;
•	consolidate or merge;
•	incur additional indebtedness;
•	incur additional liens on the Collateral;
•	pay dividends or make any distribution or payment on or redeem, retire or purchase any equity interests; and
•	make payments of certain subordinated indebtedness.

The Credit Agreement requires the Company to have consolidated liquidity of at least $100,000,000 as of the last day of each month.  Additionally, the Credit Agreement contains certain customary representations and warranties, affirmative covenants and provisions relating to events of default, including nonpayment of principal, interest and other amounts; failure to comply with covenants; the occurrence of a material adverse change in (i) the ability of the Company to fulfill the payment or performance obligations under the Credit Agreement and related documents or (ii) the binding nature of the Credit Agreement and related documents; the rendering of judgments or orders or the acceleration or payment default by the Company in respect of other indebtedness in excess of $10 million; and certain insolvency and ERISA events. A change of control of the Company triggers a mandatory prepayment of the Term Loans.

The foregoing summary of the Credit Agreement and the Security Agreement is not complete and is qualified in its entirety by reference to the complete text of the Credit Agreement and the Security Agreement, copies of which the Company intends to file as exhibits to its Annual Report on Form 10-K for the year ending December 31, 2019.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01 Other Events.

On December 12, 2019, the Company announced that the U.S. Food and Drug Administration has approved VYONDYS 53™ (golodirsen) Injection for the treatment of DMD in patients with a confirmed mutation amenable to exon 53 skipping.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sarepta Therapeutics, Inc.

Date: December 13, 2019	By:	/s/ Douglas S. Ingram
Douglas S. Ingram
President and Chief Executive Officer

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